                                                      PURSUANT TO RULE 424(b)(3)
                                                              FILE NO. 333-35274

                            SUPPLEMENT TO PROSPECTUS
                               DATED JUNE 13, 2000


                               TITAN CAPITAL TRUST
                              THE TITAN CORPORATION

                                ----------------



     The Prospectus, dated June 13, 2000, as supplemented by the Prospectus Supplements dated June 30, 2000, July 10, 2000 and September 27, 2000, is hereby supplemented as follows to restate, in its entirety, the "Selling Holders" section on pages 75-77 of the Prospectus.



                                 SELLING HOLDERS

     The HIGH TIDES were originally issued and sold to the initial purchasers, Credit Suisse First Boston Corporation and Donaldson, Lufkin & Jenrette Securities Corporation. The initial purchasers simultaneously sold the HIGH TIDES in transactions exempt from the registration requirements of the Securities Act to persons reasonably believed by them to be qualified institutional buyers as defined in Rule 144A under the Securities Act. The trust used all of the proceeds of the issuance of the HIGH TIDES and of its concurrent sale of common securities to us to purchase the debentures.

     The selling holders may from time to time offer and sell pursuant to this prospectus any or all of the HIGH TIDES, the debentures, the common stock issuable upon conversion of the HIGH TIDES and the guarantee. The term "selling holder" includes the holders listed below and the beneficial owners of the HIGH TIDES and their transferees, pledgees, donees or other successors.

     The following table sets forth information with respect to the selling holders of the HIGH TIDES and the respective number of HIGH TIDES beneficially owned by each selling holder that may be offered for such selling holder's account pursuant to this prospectus. Such information has been obtained from the selling holders.

                                                                                             NUMBER OF
     SELLING HOLDER                                                                          HIGH TIDES
     --------------                                                                          ----------
     Aftra Health Fund..................................................................      19,500
     AIM America Growth Class...........................................................       8,000
     AIM Mid Cap Growth Fund............................................................      15,500
     AIM Mid Cap Opportunities Fund.....................................................      62,000

                                       1.

                                                                                             NUMBER OF
     SELLING HOLDER                                                                          HIGH TIDES
     --------------                                                                          ----------
     AIM Strategic Income Fund..........................................................      22,000
     Allstate Insurance Company.........................................................      30,000
     Associated Electric & Gas Insurance Services Limited...............................       8,000
     Aventis Pension Master Trust.......................................................       2,200
     Bank Austria Cayman Island, Ltd....................................................      20,000
     Bear Stearns & Co., Inc............................................................      10,000
     BNP Arbitrage SNC..................................................................       1,312
     BNP Cooper Neff Convertible Strategy Fund, L.P.....................................          88
     BNY Hamilton Equity Income Fund....................................................      80,000
     Boilermaker--Blacksmith Pension Trust..............................................      14,000
     Brown & Williamson Tobacco Master Retirement Trust.................................       5,000
     Burroughs Wellcome Fund............................................................       6,250
     CALAMOS Convertible Fund--CALAMOS Investment Trust.................................      17,200
     CALAMOS Convertible Portfolio--CALAMOS Advisors Trust..............................         650
     CALAMOS Growth and Income Fund--CALAMOS
          Investment Trust..............................................................      23,000
     CALAMOS Global Convertible Fund--CALAMOS
          Investment Trust..............................................................       1,150
     CALAMOS Market Neutral Fund--CALAMOS Investment
          Trust.........................................................................      11,900
     Canal Insurance Company............................................................      20,000
     Chartwell Investment Partners......................................................      30,000
     Chrysler Corporation Employee #1 Pension Plan......................................     118,500
     Chrysler Corporation Master Retirement Trust.......................................     217,500
     City of Albany Pension Plan........................................................       1,200
     City of Knoxville Pension System...................................................       4,200
     Consulting Group Capital Markets Funds.............................................       4,500
     Credit Suisse First Boston Corporation.............................................     160,000
     Delphi Foundation, Inc.............................................................         600
     Delta Air Lines Master Trust (care of Oaktree
          Capital Management, LLC)......................................................      82,200
     Delta Air Lines Master Trust (care of CALAMOS
          Asset Management, Inc.).......................................................      26,500
     Deutsche Bank Securities Inc.......................................................     919,375
     Employee Benefit Convertible Securities Fund.......................................       6,000
     First Union Securities, Inc........................................................      31,525
     Franklin and Marshall College......................................................       8,000
     GE Pension Trust...................................................................      58,000
     General Motors Employees Global Group Pension Trust................................     103,250
     General Motors Foundation, Inc.....................................................       6,150
     GranGem 23 41 LLC..................................................................      18,500
     Granville Capital Corporation                                                            30,000
     Greek Catholic Union II............................................................         175
     Hamilton Family Trust..............................................................       8,300
     Hamilton Partners Limited..........................................................      50,000

                                       2.

                                                                                             NUMBER OF
     SELLING HOLDER                                                                          HIGH TIDES
     --------------                                                                          ----------
     HT Insight Convertible Securities Fund.............................................      14,000
     JMG Triton Offshore Fund, Ltd......................................................      67,500
     John M. Olin Foundation............................................................      18,600
     JP Morgan Securities Inc...........................................................      20,000
     Kettering Medical Center Funded Depreciation Account...............................         900
     Knoxville Utilities Board Retirement System........................................       2,500
     Lipper Convertibles, L.P...........................................................      80,000
     Lipper Offshore Convertibles, L.P..................................................      20,000
     Mainstay Convertible Fund..........................................................     217,500
     Mainstay Strategic Value Fund......................................................       4,000
     Mainstay VP Convertible Portfolio..................................................      59,000
     Mary Ann Hamilton Trust for Self...................................................       8,600
     McMahan Securities Co. L.P.........................................................       2,675
     Michigan Municipal Employees Retirement System.....................................      23,300
     Morgan Stanley & Co................................................................       3,650
     Morgan Stanley Dean Witter Convertible Securities Trust............................      50,000
     Motion Picture Industry Health Plan--Active Member Fund............................      25,300
     Motion Picture Industry Health Plan--Retiree Member Fund...........................      12,600
     Motors Insurance Corporation.......................................................      30,000
     Museum of Fine Arts, Boston........................................................         600
     Nations Convertible Securities Fund................................................      88,000
     New Hampshire Retirement System....................................................       3,300
     New York Life Separate Account #7..................................................      35,000
     Northern Income Equity Fund........................................................      25,000
     OCM Convertible Trust..............................................................      96,200
     Parker-Hannifin Corporation........................................................       1,300
     Partner Reinsurance Company of the U.S.............................................      38,500
     Penn Treaty Network America Insurance Company......................................       9,700
     Port Authority of Allegheny County Retirement and Disability
          Allowance Plan for the Employees Represented by Local 85 of the
          Amalgamated Transit Union.....................................................      15,000
     ProMutual..........................................................................       2,000
     Putnam Asset Allocation Funds--Balanced Portfolio..................................       3,000
     Putnam Asset Allocation Funds--Conservative Portfolio..............................       2,000
     Putnam Balanced Retirement Fund....................................................       1,100
     Putnam Convertible Income--Growth Trust............................................      10,300
     Putnam Convertible Opportunities and Income Trust..................................       1,500
     R.R. Donnelley & Sons..............................................................       9,250
     San Diego County Employees Retirement Association..................................      20,000
     SPT................................................................................      11,800
     State Employees' Retirement Fund of the State of Delaware..........................     110,100
     State of Connecticut Combined Investment Funds.....................................     244,700
     Susquehanna Capital Group..........................................................      54,800
     Tennessee Consolidated Retirement System...........................................      80,000
     The Dow Chemical Company Employees' Retirement Plan................................      28,300


                                       3.

                                                                                             NUMBER OF
     SELLING HOLDER                                                                          HIGH TIDES
     --------------                                                                          ----------
     The Fondren Foundation.............................................................         850
     The Gabelli Global Convertible Securities Fund.....................................       5,000
     The Northwestern Mutual Life Insurance Company.....................................     260,000
     The TCW Group, Inc.................................................................     316,950
     U.S. Olympic Foundation............................................................      11,800
     Unifi, Inc. Profit Sharing Plan and Trust..........................................       1,400
     United Food and Commercial Workers Local 1262 and Employers Pension Fund...........       6,800
     University of Rochester............................................................         500
     Value Line Convertible Fund, Inc...................................................      20,000
     Van Kampen Convertible Securities Fund.............................................      21,900
     Van Kampen Harbor Fund.............................................................     118,100
     Van Waters & Rogers, Inc. Retirement Plan
          (f.k.a. Univar Corporation)...................................................       4,100
     Vanguard Convertible Securities Fund, Inc..........................................     230,900
     Washington University..............................................................      11,200
     White River Securities LLC.........................................................      10,000
     ZCM/HFR Index Management, L.L.C....................................................       1,550

     None of the selling holders has, or within the past three years has had, any position, office or other material relationship with Titan or the trust or any of their predecessors or affiliates. Because the selling holders may, pursuant to this prospectus, offer all or some portion of the HIGH TIDES, the debentures, the common stock issuable upon conversion of the HIGH TIDES and the guarantee, no estimate can be given as to the amount of those securities that will be held by the selling holders upon termination of any such sales. In addition, the selling holders identified above may have sold, transferred or otherwise disposed of all or a portion of their HIGH TIDES since the date on which they provided the information regarding their HIGH TIDES included herein in transactions exempt from the registration requirements of the Securities Act.


     The date of this Prospectus Supplement is November 9, 2000.



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